UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2016 (April 4, 2016)

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564462
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608
Austin, Texas 78746
 (Address of principal executive offices)

(512) 347-7300
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 4, 2016, Victory Energy Corporation (the “Company”) agreed to accept the resignation of its Chief Financial Officer and Controller, Fred J. Smith, Jr. The resignation takes effect no later than April 15, 2016. In accordance with Mr. Smith’s employment agreement, he is required to assist in the screening, the hiring and the transition planning of his replacement, among other things. The Company is interviewing prospective candidates and anticipates having the Chief Financial Officer position filled permanently or on an interim basis before the April 15, 2016 effective date of Mr. Smith’s resignation. The Company wishes Mr. Smith the best of luck with his future endeavors.